                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          AUDIOHIGHWAY.COM
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                                AUDIOHIGHWAY.COM
                              20600 MARIANI AVENUE
                          CUPERTINO, CALIFORNIA 95014

                            ------------------------

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS--OCTOBER 21, 1999

                             ---------------------

TO THE SHAREHOLDERS OF AUDIOHIGHWAY.COM:

    Notice is hereby given that the Annual Meeting of Shareholders of audiohighway.com will be held on Thursday, October 21, 1999, at 10:00 a.m. California time, at the Doubletree Hotel, 2050 Gateway Place, San Jose, California, for the following purposes:

    1. To elect a board of six directors, with each director so elected to hold office until the next Annual Meeting and until his successor has been elected and qualified.

    2. To approve an amendment to the Company's 1996 Stock Option Plan authorizing an increase of approximately 1,440,000 in the number of shares of Company common stock available for grant of options to employees, directors and consultants of the Company.

    3. To approve an amendment to the Company's 1996 Stock Option Plan to provide for automatic grants of options to non-employee directors.

    4. To ratify the appointment of Grant Thornton, LLP, as the independent public accountants of the Company for the fiscal year ending December 31, 1999.

    5. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. August 23, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                      [LOGO]

                                          SECRETARY

Cupertino, California
September 27, 1999

                                PROXY STATEMENT

                             ---------------------

                       ANNUAL MEETING OF SHAREHOLDERS OF
                                AUDIOHIGHWAY.COM

                         TO BE HELD ON OCTOBER 21, 1999

                             ---------------------

                         SOLICITATION AND VOTING RIGHTS

GENERAL

    The enclosed proxy is solicited by and on behalf of audiohighway.com (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, October 21, 1999, at 10:00 A.M., California time, or at any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Doubletree Hotel, 2050 Gateway Place, San Jose, California. All expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners, will be paid by the Company. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, telegram or personal call. These proxy solicitation materials are being mailed on or about September 27, 1999, to all shareholders entitled to vote at the Annual Meeting.

    The Company's principal executive offices are located at 20600 Mariani Avenue, Cupertino, California 95014 and its telephone number is (408) 255-5301.

REPORT TO SHAREHOLDERS

    The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on August 23, 1999. The report includes financial statements reported upon by Grant Thornton LLP, independent auditors for the Company.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

    Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's Annual Meeting to be held in 2000 must be received by the Company no later than May 27, 2000, in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and use "certified mail--return receipt requested" in order to provide proof of timely delivery. No such proposals were received with respect to the Annual Meeting scheduled for October 21, 1999.

VOTING OF SECURITIES

    audiohighway.com, a corporation existing and organized under the laws of the State of California, has one class of equity securities issued and outstanding, consisting of 5,569,634 shares of common stock, no par value (the "Common Stock"). All of the shares of Common Stock are voting shares, but only those shareholders of record as of the record date, August 23, 1999, will be entitled to notice of and to vote at the Annual Meeting and at any and all postponements or adjournments of the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the Annual Meeting.

    Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder of record on each matter that may come before the Annual Meeting. An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all items being submitted to the shareholders for their consideration, other than the election of directors, which is determined by a plurality of the votes cast if a quorum is present and voting. Abstentions and broker-non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Abstentions will be included in tabulations of the votes cast on proposals presented to the shareholders and therefore will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal.

    Under California law, cumulative voting is permitted in the election of directors. Under cumulative voting rules, every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more candidates than are provided for by the Bylaws at the time of voting. However, no shareholder will be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any shareholder has given notice, at the Annual Meeting and prior to the commencement of voting, of such shareholder's intention to cumulate his votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

    All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker "non-votes."

REVOCABILITY OF PROXIES

    At the Annual Meeting, valid proxies will be voted as specified by the shareholder. Any shareholder giving a proxy in the accompanying form retains the power to revoke at any time prior to the exercise of the powers conferred in the proxy and may do so by taking any of the following actions: (i) delivering written notice to the Secretary of the Company; (ii) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (iii) personally attending the Annual Meeting and revoking the proxy. A shareholder's attendance at the Annual Meeting will not revoke the shareholder's proxy unless the shareholder affirmatively indicates at the Annual Meeting the intention to vote the shareholder's shares in person. Please note, however, that if shares are held of record by a broker, bank or other nominee and the shareholder wishes to vote at the Annual Meeting, the shareholder must obtain from the record holder a proxy issued in the name of the shareholder.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

GENERAL

    The Company will present a slate of six directors for election to the Board, to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

    Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below, unless one or more of such nominees should become unavailable for election by reason of death or other unexpected occurrence, in which event such shares will be voted for the election of such substitute nominees as the Board of Directors may propose. In the event additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

VOTING REQUIREMENTS

    Cumulative voting is permitted in the election of directors. See "Voting of Securities" for a discussion of the mechanics of cumulative voting. Directors are elected by a plurality of the votes present and in person or represented by proxy and entitled to vote on the proposal. Votes withheld from the nominee will be counted for purposes of determining the presence or absence of a quorum but will not be counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum but will not be treated as entitled to vote on this matter.

NOMINEES

    The Board of Directors has nominated six persons for election to the Board of Directors. There will be no vacancies following the election. All nominees are currently directors of the Company whose present terms expire at the Annual Meeting.

    Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of August 23, 1999.

NAME                                            AGE                      PRINCIPAL OCCUPATION--POSITIONS
------------------------------------------      ---      ---------------------------------------------------------------
Nathan M. Schulhof........................          50   President, Chief Executive Officer and Director
Grant Jasmin(1)...........................          47   Executive Vice President, Chief Operating Officer, Vice
                                                         President Finance, Secretary and Director
Robert S. Leff............................          52   Director
Lee M. Gammill(2).........................          62   Director
Muninderpal Rehki(1)(2)...................          49   Director
Marvin M. Reiss...........................          54   Director

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    Mr. Schulhof is one of the founders of the Company and has served as Chief Executive Officer, President and a director since the Company's inception in June 1994. Mr. Schulhof received a Bachelor of Arts degree in English from the University of Wisconsin.

    Mr. Jasmin is one of the founders of the Company and has served as Executive Vice President, Chief Operating Officer, Secretary and a director since the Company's inception in June 1994. From June 1994 until January 1998, Mr. Jasmin also served as the Company's Vice President, Finance. He again was appointed Vice President, Finance in December 1998. Mr. Jasmin received the degree of Juris Doctor from the University of California Hastings College of the Law, Master of Business Administration from the University of Santa Clara and a Bachelor of Arts degree in Economics from San Jose State University.

    Mr. Leff has served as a director of the Company since February 1995. Mr. Leff has served as an independent financial consultant since December 1994. Prior thereto, Mr. Leff was a founder of Softsel, Inc., the predecessor to Merisel, Inc., a publicly-held company, where he served as Co-Chairman of the Board for more than five years until December 1994. Merisel is one of the world's largest distributors of microcomputer hardware and software and associated products. Mr. Leff also serves on the board of directors of PC Service Source, Inc., a provider of logistic services to the personal computer hardware repair industry. Mr. Leff holds both a Master of Science degree and a Bachelor of Science degree from the State University of New York at Albany.

    Mr. Gammill has served as a director of the Company since November 1997. Since May 1997, Mr. Gammill has served as Chief Executive Officer of The Gammill Group, a consultant to the insurance and financial industry. In May 1997, Mr. Gammill retired from a 40 year career with New York Life Insurance Company where he served as Vice Chairman of the Board of Directors. Mr. Gammill also serves on the board of directors of Guarantee Life Insurance Company, Omaha Nebraska, and is a trustee of the American College, Bryn Mawr, Pennsylvania. Mr. Gammill received a Bachelor of Arts degree in Business Administration from Dartmouth College.

    Mr. Rehki has served as a director of the Company since April 1998. From January 1998 until August 1999, Mr. Rehki served as Chief Executive Officer of TDP, Inc., a high technology software consulting firm, since January 1998. From October 1997 to January 1998, he was Chief Executive Officer of TransWeb, a software consulting firm to the medical industry. TransWeb is a wholly-owned subsidiary of CyberPlus, an Internet-based software medical support company in which Mr. Rehki served as Chief Executive Officer and a director from February 1996 to October 1997. From December 1993 to January 1996, Mr. Rehki was Vice President of Operations for Intellimatch, Inc., an Internet-based human resources company. Mr. Rehki received a Bachelor of Arts degree in Economics and a Master of Arts degree in Economics from Christ Church College, India.

    Mr. Reiss has served as a director of the Company since October 1998. For more than the past five years, Mr. Reiss has been Chairman and Chief Executive Officer of The Rebot Corporation, a record company that produces, manufactures and distributes recorded music under various labels including Arabesque Recordings. Mr. Reiss received the degrees of Master of Business Administration, Master of International Affairs and Master of Arts in Sociology from Columbia University, Bachelor of Law degree from Brooklyn Law School, Master of Science degree in Physiology from the Fairleigh Dickenson Dental School, Master of Science degree in Microbiology from Marquette University School of Medicine and Bachelor of Arts degree in Biology from Yeshiva University.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The six individuals set forth under the caption "Nominees" have been nominated by the Board of Directors for election at the Annual Meeting. Each nominee for director has indicated that he is willing to serve as a director if elected. However, if a nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substituted nominees as designated by the Board of Directors. The Board of Directors recommends that the shareholders elect the foregoing nominees to serve as directors of the Company until the next Annual Meeting or until their successors have been elected and qualified.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board of Directors has two standing committees: The Compensation Committee and the Audit Committee. The Board does not have a nominating committee. Each standing committee has at least one outside director. The Board has delegated certain advisory authority to each committee, but the decision making and management responsibilities of the Company remain with the full board.

    The Audit Committee was established to recommend engagement of the Company's independent public accountants, to approve services performed by such accountants and to review, in consultation with the independent accountants, the Company's accounting system and system of internal controls. The Audit Committee met one time during the year ended December 31, 1998.

    The Compensation Committee was established to administer the Company's stock option plans and other employee benefit plans and to approve salaries, bonuses and other compensation arrangements for the Company's executive officers. The Compensation Committee met five times during the year ended December 31, 1998.

    The Board of Directors is responsible for the general supervision, management and control of the Company's business. During the year ended December 31, 1998, the Board of Directors held five meetings. No member of the Board attended fewer than 75% of the meetings in the year ended December 31, 1998.

EXECUTIVE OFFICERS

    The names of the Company's executive officers who are not also directors of the Company and certain information about each of them are set forth below:

    Gregory Sutyak, aged 44, has served as Chief Financial Officer since January 1998. From January 1995 through December 1997, Mr. Sutyak served as a consultant to the Company performing financial services. From March 1996 through December 1997, Mr. Sutyak was an independent consultant. From May 1993 through February 1996, Mr. Sutyak was Chief Financial Officer for TestDrive Corporation, a distributor of computer software on CD-ROM. Mr. Sutyak received a Bachelor of Arts degree in Economics from the University of Pittsburgh and a Masters of Business Administration degree from the University of San Francisco.

    Marc Baum, aged 35, has served as Vice President, Product Development since April 1998. From May 1996 through March 1998, Mr. Baum was Vice President of Paragon Technology Corporation, a network company providing software and consulting services to the financial, insurance and retail industries. From March 1992 through April 1996, Mr. Baum was Director of Network Systems Products for U.S. Robotics, a manufacturer of network and Internet connectivity products. Mr. Baum received a Bachelor of Science degree in Computer Engineer from the University of Illinois.

    Theodore Richards, aged 51, has served as Vice President and Creative Director since July 1996. From November 1994 to July 1996, Mr. Richards was Vice President of User Interface Design and Creative Director for SoftAd, a firm specializing in the design and implementation of sales force automation and integrated client-server-based Web sites. Mr. Richards received a Bachelor of Arts degree in Creative Writing from San Francisco State University.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by the General Corporation Law of California (the "Corporations Code"), the Company's Articles of Incorporation eliminate, to the fullest extent permitted under California law, the personal liability of a director to the Company for monetary damages in an action brought by or in the right of the Company for breach of a director's duties to the Company and its shareholders. Under current California law, liability is not eliminated for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) acts or omissions that a director believed to be contrary to the best interest of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (iii) any transaction from which a director derived an improper personal benefit; (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) contracts or other transactions between corporations and directors having interrelated directors in violation of Section 310 of the Corporations Code; and (vii) distributions, loans or guarantees made in violation of Section 316 of the Corporations Code. In addition, the Company's Articles of Incorporation and Bylaws provide for indemnification, to the fullest extent permitted under the Corporations Code, of directors, officers and agents of the Company and persons who serve at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

    The Company has also entered into indemnification agreements with its directors and executive officers, as permitted under the Bylaws. The indemnification agreements provide that the directors and executive officers will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or executive officer of the Company of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy. In addition, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), is against public policy and, therefore, unenforceable. Accordingly, these indemnification provisions may not limit the liability of directors and executive officers under the Act.

                            PROPOSALS NO. 2 AND 3--
   AMENDMENTS TO THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES
     AUTHORIZED FOR ISSUANCE THEREUNDER AND TO PROVIDE FOR AUTOMATIC OPTION
                        GRANTS TO NON-EMPLOYEE DIRECTORS

INTRODUCTION

    The Board has adopted a number of amendments to the 1996 Stock Option Plan (the "1996 Option Plan"). Two of the amendments, an increase by approximately
1.44 million in the number of shares of Common Stock reserved for issuance under the 1996 Option Plan and the addition of provisions relating to automatic options grants to non-employee directors, require shareholder approval. The Plan, as amended, is described below.

    As of September 1, 1999, approximately 5.6 million shares of Common Stock were outstanding, and an aggregate of approximately 360,000 shares of Common Stock were reserved and available for issuance under audiohighway.com's 1996 incentive stock option plan. Assuming the shareholders approve the addition of approximately 1.44 million shares of Common Stock to the Plan, this aggregate number would increase to 1.8 million shares--equal to approximately 25% of the total number of shares of Common Stock that would be outstanding on a fully-diluted basis as of September 1, 1999.

    The Board has determined that due in part to the relatively small number of shares remaining for issuance under the 1996 Option Plan, the Plan no longer provides a sufficient mechanism to compensate key employees, consultants, and directors and to provide appropriate long-term incentives for continued service to audiohighway.com. The terms of the Plan are restrictive and inflexible when compared to the terms of comparable stock option plans available to key employees, consultants, and directors of competing companies. The Board believes that its amendments to the Plan will permit a more flexible approach to and administration of purchases of Common Stock by its key employees, consultants, and directors. Accordingly, the Board believes that the amended 1996 Option Plan reflects the best interests of audiohighway.com and recommends that at the annual meeting, the shareholders approve the addition of shares and the other amendments submitted for shareholder approval.

PURPOSE

    The Board adopted extensive amendments to the 1996 Option Plan as part of its policy to further the long-term growth in audiohighway.com's earnings by providing incentives to key employees, consultants, and directors who are or will be responsible for such growth; to facilitate the ownership of audiohighway.com's stock by such individuals, thereby increasing the identity of their interests with those of audiohighway.com's shareholders; and to assist audiohighway.com in attracting and retaining employees with experience and ability by offering an employee stock option plan with terms both attractive and competitive when compared with the terms of comparable plans offered by companies competing with audiohighway.com in the work force.

THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN

    The Amended and Restated 1996 Option Plan (the "1996 Option Plan") allows audiohighway.com employees (including officers and directors who are also employees), consultants, and directors to purchase Common Stock on the terms described below.

    PLAN ADMINISTRATION. The 1996 Option Plan is administered by the Board and/or a committee thereof appointed by the Board (in either case, the "Administrator"), whose administration, interpretation and application of the Plan and its terms are final, conclusive, and binding on all optionees.

    SECURITIES SUBJECT TO PLAN. Under the proposed amendment, there will be 1.8 million authorized but unissued shares of Common Stock reserved for issuance pursuant to exercise of options granted under the 1996 Option Plan.

    ELIGIBILITY FOR PARTICIPATION. Any audiohighway.com key employee, consultant, or director is eligible to be granted options under the 1996 Option Plan.

    GRANT OF OPTIONS. Options granted under the 1996 Option Plan may be either "incentive stock options" ("ISOs") or "non-statutory stock options" ("NSOs"). ISOs carry certain potential income tax benefits compared to NSOs. See "Certain Federal Income Tax Considerations," below. The type of option granted under the Plan and the number of shares subject to the option are determined by Administrator upon grant of the option.

    EXERCISE PRICE OF OPTIONS. In general, the exercise price of options granted under the Plan is the fair market value of the Common Stock on the grant date. However, if the option is an ISO and the optionee owns at least ten percent of the outstanding voting stock of audiohighway.com or certain related corporations, then the exercise price is at least 110% of the fair market value on the grant date. The Plan allows NSOs to be granted to optionees at a discount (generally not to exceed 15%) from fair market value. The exercise price is payable in any lawful form of consideration, including cash, promissory note, other shares of Common Stock, or combinations of the foregoing.

    TERM OF OPTIONS. In general, options granted under the Plan have a term of ten years. If the option is an ISO and the optionee owns at least ten percent of the outstanding voting stock of audiohighway.com or certain related corporations, the term cannot exceed five years. Following termination of employment or other services to audiohighway.com, unless the Administrator determines otherwise, an option may generally be exercised only to the extent it was exercisable on the termination date and only for a limited period: three months if termination is not due to disability or death, six months if termination is due to disability that is not total and permanent or is due to death and 12 months if termination is due to total and permanent disability.

    ABILITY OF THE BOARD OR PLAN ADMINISTRATOR TO AMEND THE 1996 OPTION
PLAN. The Board may terminate or amend the 1996 Option Plan at any time, but may not thereby impair the rights of any optionee without his or her prior written consent. The Plan does not require shareholder approval of amendments, but such approval may nonetheless be required (as is the case regarding the amendments proposed below) for income tax purposes or by applicable stock exchange or Nasdaq Stock Market rules.

    CAPITAL CHANGES AND CHANGES IN CONTROL. In the event any change is made in the capitalization of audiohighway.com, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by audiohighway.com, appropriate adjustments will be made by audiohighway.com to shares subject to outstanding options and to the purchase price per share, subject to any required action by audiohighway.com shareholders.

    In the event of a proposed liquidation or dissolution of audiohighway.com, the Administrator is required to notify optionees at least 15 days beforehand. To the extent an option is not exercised before the liquidation or dissolution is consummated, the option terminates.

    In the event of a proposed sale of all or substantially all of audiohighway.com's assets, or if audiohighway.com merges with another corporation (and due to the merger, the audiohighway.com shareholders immediately before the merger own less than 50% of the voting power in the surviving corporation or its parent immediately after the merger) the 1996 Option Plan provides that each outstanding option will be assumed or an equivalent right will be substituted by the successor or surviving corporation; otherwise, the Plan provides that, at the discretion of the Administrator, all outstanding options that are otherwise unvested in whole or part will become fully exercisable immediately before the merger becomes effective.

    NONASSIGNABILITY. No option granted under the 1996 Option Plan may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and any attempt to do so may be treated by audiohighway.com as a termination of the option. Options granted under the Plan may be exercised during the lifetime of the optionee only by the optionee.

    BUY-OUTS. The 1996 Option Plan allows audiohighway.com to offer to buy any outstanding option for cash or shares of Common stock. The optionee is not obligated to accept any such offer.

    AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS. The 1996 Option Plan presently permits grants of options to non-employee directors of audiohighway.com in amounts determined by the Administrator. Many companies make these grants automatically. In recognition of their service and value to audiohighway.com, the proposed amendment provides for an automatic grant of an option covering 75,000 shares to each present non-employee member of the Board, and to each person newly elected to the Board as a non-employee director upon his or her attendance at his or her first meeting of the Board, with an automatic grant of an option covering 10,000 shares for each new calendar year of service on the Board, effective upon the non-employee director's attendance at his or her first meeting of the Board during that year.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    NSOS. An optionee does not recognize taxable income upon the grant of a NSO under the Plan. Upon exercise, the optionee has ordinary "wage" income, subject to withholding of income and employment taxes, in the amount of the "spread"--the excess of the fair market value of the purchased shares over the exercise price measured as of the date of exercise. audiohighway.com is entitled to a deduction in the amount of ordinary income recognized by the optionee. For purposes of determining whether capital gain upon sale of shares acquired by exercise of a NSO is long-term or short-term, the optionee's holding period begins with the day of exercise. Shares must be held more than one year to yield long-term capital gain on sale. Long-term capital gains are generally subject to lower rates of federal income tax than are ordinary income and short-term capital gains which are generally taxable at the same rates.

    ISOS. An optionee does not recognize taxable income either for "regular" federal income tax purposes or for purposes of the alternative minimum tax ("AMT") upon the grant of an ISO. Exercise of an ISO does not yield income for "regular" federal income tax purposes, but results in AMT income in the amount of the "spread" on the exercise date. Sale of shares purchased by exercise of an ISO results in long-term capital gain in the amount of the excess of the sale proceeds over the purchase price if the ISO shares have been held more than one year after exercise AND two years after the date the ISO was granted. In this event, audiohighway.com is not entitled to any deduction due to the exercise of the ISO and the sale of the ISO shares. If the optionee does not satisfy both of the foregoing holding periods, then upon sale of the ISO shares, the optionee recognizes ordinary income in the amount of the "spread" measured at the exercise date (but no more than the actual gain on the sale). In this event, audiohighway.com is entitled to a deduction in the amount of ordinary income recognized by the optionee.

    The foregoing is only a summary of the United States federal income tax consequences of the 1996 Option Plan to optionees and audiohighway.com and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the income tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant may reside, and to which the participant may be subject.

    RESTRICTION ON RESALE. Certain officers and directors of the Company may be deemed to be "affiliates" of the Company, as that term is defined under the Securities Act. Common Stock acquired under the 1996 Option Plan by an affiliate may only be reoffered or resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

AMENDMENTS PRESENTED FOR SHAREHOLDER APPROVAL

    The approval of audiohighway.com's shareholders is required for the following amendments to the 1996 Option Plan:

    PROPOSAL NO. 2 ADDITION OF SHARES. Approval of an amendment to the 1996 Option Plan increasing by approximately 1.44 million the number of shares reserved for issuance thereunder.

    PROPOSAL NO. 3 AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS. Approval of an amendment to the 1996 Option Plan providing for an automatic annual grant of an option to purchase 10,000 shares of Common Stock to each non-employee director and an automatic grant of an option to purchase 75,000 shares of Common Stock to each present non-employee director and each new non-employee director upon his or her initial election to the Board.

VOTING REQUIREMENTS

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the implementation of the amendments to the 1996 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the shareholders vote FOR the approval of the implementation of the amendments to the 1996 Plan. The Board believes that it is in the best interests of the Company to approve an expansion of its equity incentive program for the Company's officers, employees, Board members and consultants in order to encourage such individuals to remain in the Company's service and more closely align their interests with those of the shareholders.

                   PROPOSAL NO. 4--RATIFICATION OF SELECTION
                            OF INDEPENDENT AUDITORS

    The Board of Directors has selected Grant Thornton LLP as the Company's independent auditors for the year ending December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Grant Thornton has audited the Company's financial statements since 1996. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Shareholder ratification of the selection of Grant Thornton as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors, in their discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its shareholders.

VOTING REQUIREMENTS

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Grant Thornton LLP.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the shareholders vote FOR the ratification of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of March 31, 1999 with respect to the shares of Common Stock beneficially owned by (i) persons known by the Company to own more than five percent of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) the executive officers named in the Summary Compensation Table (see "Executive Compensation") and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals.

                                                                   NUMBER OF SHARES
NAME & ADDRESS OF DIRECTORS                                          BENEFICIALLY
AND 5% SHAREHOLDERS(2)                                                 OWNED(1)          PERCENT
---------------------------------------------------------------  --------------------  -----------
Nathan M. Schulhof.............................................           314,917(3)          6.4%
Grant Jasmin...................................................           201,574(3)          4.1%
Robert S. Leff.................................................            46,738(4)             *
Theodore Richards..............................................            24,324(5)             *
Lee M. Gammill.................................................            16,289(6)             *
Muninderpal Rehki..............................................            35,031(7)             *
Marvin M. Reiss................................................            70,518(8)          1.4%
All Executive Officers and Directors as a group                           647,968(9)
  (6 persons)..................................................                              11.8%

------------------------

*   Less than 1%.

(1) Beneficial ownership of shares by directors, officers and 5% or more shareholders includes both outstanding Common Stock and shares issuable upon exercise of warrants or options that are currently exercisable or will be exercisable within 60 days after the date of this table. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) The address of Messrs. Schulhof, Jasmin, Leff, Richards, Gammill, Rehki and Reiss is c/o audiohighway.com, 20600 Mariani Avenue, Cupertino, California 95014.

(3) Includes 66,459 shares of Common Stock issuable upon exercise of outstanding warrants and options exercisable within 60 days of March 31, 1999.

(4) Includes 29,971 shares of Common Stock issuable upon exercise of outstanding warrants exercisable within 60 days of March 31, 1999.

(5) Includes 21,718 shares of Common Stock issuable upon exercise of outstanding warrants exercisable within 60 days of March 31, 1999.

(6) Includes 16,289 shares of Common Stock issuable upon exercise of outstanding warrants exercisable within 60 days of March 31, 1999.

(7) Includes 13,031 shares of Common Stock issuable upon exercise of outstanding warrants exercisable within 60 days of March 31, 1999.

(8) Includes (i) 24,577 shares of Common Stock issuable upon exercise of outstanding warrants exercisable within 60 days of March 31, 1999, (ii) 18,061 shares of Common Stock issuable upon conversion of currently convertible outstanding convertible promissory notes, (iii) 11,808 shares of Common Stock issuable upon conversion of currently convertible outstanding convertible promissory notes held by Susan L. Reiss, Mr. Reiss' spouse, and
    (iv) 6,950 shares of Common Stock issuable upon exercise of outstanding warrants exercisable within 60 days of March 31, 1999 held by Mrs. Reiss.

(9) Includes 275,322 shares of Common Stock issuable upon exercise of outstanding convertible promissory notes, warrants and options convertible or exercisable, as the case may be, within 60 days of March 31, 1999.

    The Company knows of no arrangements that will result in a change in control subsequent to the date hereof. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a class of the Company's equity securities registered under the Exchange Act, to file with the Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of this information, including written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 1998, each of the Company's executive officers, directors and holders of ten percent or more of the Company's Common Stock timely filed all reports required to be filed pursuant to Section 16(a) of the Exchange Act, except as follows:
Mr. Robert Leff, a director, inadvertently failed to list one warrant on his Form 3, which disclosure was subsequently made on Form 5.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding compensation paid during the Company's fiscal year ended December 31, 1998 to the Company's Chief Executive Officer and to each other executive officer who received salary and bonus in excess of $100,000 in 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                    COMPENSATION
                                                                    ------------
                                                                      AWARDS--
                                           ANNUAL COMPENSATION       SECURITIES
                                         ------------------------    UNDERLYING         ALL OTHER
                                           SALARY         BONUS     OPTIONS/SAR'S     COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR     ($$)          ($$)          (#)               ($$)
---------------------------------  ----  ----------     ---------   ------------   -------------------
Nathan M. Schulhof ..............  1998     170,500        75,000     20,850                  --
  CHIEF EXECUTIVE OFFICER          1997     157,500            --         --                  --
  AND PRESIDENT                    1996     121,950        50,000     20,850                  --

Grant Jasmin ....................  1998     140,000        37,500     20,850             172,000*
  EXECUTIVE VICE PRESIDENT, CHIEF  1997     108,000            --         --                  --
  OPERATING OFFICER AND VICE       1996      74,200        50,000     20,850                  --
  PRESIDENT, FINANCE

Theodore Richards ...............  1998     114,500        31,000         --                  --
  VICE PRESIDENT AND               1997      99,500         4,000         --                  --
  CREATIVE DIRECTOR                1996      46,000            --     26,062                  --

------------------------

* Represents payroll accrued during earlier periods which was paid during 1998.

DIRECTORS' COMPENSATION

    Directors receive no fees, other than reimbursement of travel expenses, for attendance at meetings of the Board of Directors. Historically, each director (including employee directors) received a one-time grant of warrants to purchase 26,062 shares of Common Stock at a price equal to the fair market value on the date of grant, which have vested over a two-year period. If the amendments to the Company's 1996 Stock Option Plan are approved by the shareholders at the Annual Meeting (see Proposals 2 and 3), this compensation package will change to provide that each non-employee director will receive an automatic initial grant of 75,000 options and an automatic annual grant of 10,000 options per year thereafter, granted at the first meeting attended by the non-employee director in each new year.

EMPLOYMENT AGREEMENTS

    The Company presently has no formal employment agreements with any of the Named Executive Officers.

STOCK OPTION GRANTS AND EXERCISES

    As described above, the Company has adopted the 1996 Option Plan, at present, authorizing the issuance of up to 364,869 shares of common stock pursuant to exercise of options granted under the 1996 Option Plan. The 1996 Option Plan was adopted to promote and advance the interests of the Company and its shareholders by (i) enabling the Company to attract, retain and reward managerial and other key employees, non-employees and directors and (ii) strengthening the mutuality of interests between participants in the 1996 Plan and the shareholders of the Company in its long-term growth, profitability and financial success by offering stock options. The amendment proposed for shareholder approval increases the number of shares reserved for issuance under the 1996 Option Plan to 1,800,000.

    The following table sets forth information regarding grants of stock options and other related information as of the year ended December 31, 1998 by the executive officers named in the Summary Compensation Table:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                         (YEAR ENDED DECEMBER 31, 1998)
                              (INDIVIDUAL GRANTS)

                                            PERCENT OF
                              NUMBER OF       TOTAL
                             SECURITIES    OPTIONS/SARS
                             UNDERLYING     GRANTED TO
                             OPTIONS/SARS  EMPLOYEES IN   EXERCISE OR   EXPIRATION
NAME                         GRANTED       FISCAL YEAR    BASE PRICE       DATE
---------------------------  -----------   ------------   -----------   ----------
Nathan M. Schulhof.........    20,850          12.6%        $ 6.50       1/15/2008

Grant Jasmin...............    20,850          12.6           6.50       1/15/2008

Theodore Richards..........        --            --             --              --

    The following table sets forth information regarding exercises of stock options and other related information as of the year ended December 31, 1998 by the executive officers named in the Summary Compensation Table:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUE

                                                                                       NUMBER OF
                                                                                      UNEXERCISED       VALUE OF IN-THE-MONEY
                                                                                    OPTIONS/SAR'S AT      OPTIONS/SAR'S AT
                                                                                    FISCAL YEAR-END        FISCAL YEAR-END
                                                 SHARES ACQUIRED       VALUE         EXERCISABLE /          EXERCISABLE /
NAME                                               ON EXERCISE       REALIZED        UNEXERCISABLE          UNEXERCISABLE
----------------------------------------------  -----------------  -------------  --------------------  ---------------------
Nathan M. Schulhof............................              0        $       0       13,031      7,819  $   57,010(1) $  34,208(1)
                                                                                     20,850          0  $  106,648(2) $       0(2)

Grant Jasmin..................................              0        $       0       13,031      7,819  $   57,010(1) $  34,208(1)
                                                                                     20,850          0  $  106,648(2) $       0(2)

Theodore Richards.............................              0        $       0       21,718      4,344  $  111,305(2) $  22,220(2)

------------------------

(1) Calculated as the difference between the fair market value of the Common Stock at December 31, 1998 of $10 7/8 and the option exercise price of $6.50 per share.

(2) Calculated as the difference between the fair market value of the Common Stock at December 31, 1998 of $10 7/8 and the option exercise price of $5.76 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    From October 1996 through June 1998, Marvin M. Reiss, a director of the Company since October 1998, together with his wife, has invested in the Company from time to time by purchasing Common Stock and by participating in certain of the Company's convertible promissory note offerings. During the two-year period ended December 31, 1998, Mr. Reiss invested a total of $350,000. For his various investments, he received 10% convertible notes and warrants to purchase an aggregate of 23,589 shares of the Company's Common Stock. The warrants are exercisable at exercise prices ranging from $4.88 to $7.67.

    Mr. Reiss is the Chairman of the Board, Chief Executive Officer and a principal shareholder of The Rebot Corporation, a record company that produces, manufactures and distributes recorded music under various labels, including Arabesque Recordings. In October 1998, the Company signed a sponsorship agreement with Arabesque Recordings under the terms of which Arabesque became the first sponsor of the Music Channel on the Company's Web site and, as such, currently receives the premiere advertising position on the opening Web page of the Music Channel. The Company also delivers Arabesque audio commercials in connection with downloaded or streamed audio-based music content, for which Arabesque receives a royalty. The Company cannot determine at this time the financial value of this adverting relationship either to Arabesque or the Company.

    From time to time during 1998 and 1999, the Company has retained engineering consultants from the firm, TDP, Inc., a personnel placement and consulting firm located in San Jose, California. Muninderpal Rehki, a member of the Company's Board of Directors, is a director and the majority owner of TDP. The arrangement with TDP requires the Company to pay TDP a fee for the use of each consultant, and TDP, in turn, is responsible for payment of salary and benefits to the consultants hired out to the Company. During 1998, the Company paid TDP a total of $204,331 for the services of eight consultants. No consultants were retained under this arrangement with TDP in 1997.

    In February 1999, the Company loaned to Mr. Rehki a total of $107,250. The note bears interest at 10% per annum and is due in full, if not paid sooner, on February 23, 2000. Mr. Rehki's note is subordinate to all present and future borrowings of the Company.

    The Company has adopted a policy with respect to related-party transactions. Pursuant to that policy, any transactions with officers, directors or affiliates of the Company are approved or ratified by a majority of independent, outside members of the Board of Directors who do not have an interest in the transactions. In addition, these transactions must be on terms no less favorable to the Company than those that can be obtained from unaffiliated third parties. At all times, the Company expects to maintain at least two independent directors on its Board.

                                 OTHER MATTERS

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                                      [LOGO]

                                          CORPORATE SECRETARY

September 27, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                AUDIOHIGHWAY.COM

                      1999 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned Shareholder of audiohighway.com, a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 27, 1999, and Annual Report to Shareholders for the year ended December 31, 1998, and hereby appoints Nathan M. Schulhof and Grant Jasmin, and each of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on October 21, 1999 at 10:00 a.m., California Time, at the Doubletree Hotel, 2050 Gateway Place, San Jose, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock to which the undersigned would be entitled, if then and there personally present, on the matter set forth below:

1.   ELECTION OF DIRECTORS   FOR all nominees listed         WITHHOLD authority
                             below(EXCEPT AS MARKED TO THE   to vote for all
                             CONTRARY BELOW) / /             nominees listed
                                                             below / /

(INSTRUCTION: TO WITHHOLD THE AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE BOX NEXT TO THE NOMINEE'S NAME BELOW.)
Name of Nominee:

Lee M. Gammill            / /                       Grant Jasmin              / /                       Robert S. Leff
Muninderpal Rehki         / /                       Marvin M. Reiss           / /                       Nathan M. Schulhof

Lee M. Gammill            / /
Muninderpal Rehki         / /

2. PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN TO INCREASE THE SIZE OF THE PLAN FROM APPROXIMATELY 360,000 TO 1,800,000 OPTIONS

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN TO PROVIDE FOR AUTOMATIC GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 1999

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.
                                           Dated: ________________________, 1999
                                           _____________________________________
                                           Signature
                                           _____________________________________
                                           Signature

                                           (This proxy should be marked, dated,
                                           signed by the stockholder(s) exactly
                                           as his name appears hereon and
                                           returned promptly in the enclosed
                                           envelope. Executors, administrators,
                                           guardians, officers of corporations
                                           and others signing in a fiduciary
                                           capacity should state their full
                                           titles as such. If shares are held by
                                           joint tenants or as community
                                           property, both should sign.)

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK,
                                   SIGN, DATE
          AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.